SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Advisors Preferred Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

__________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:

__________________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:

__________________________________________________________________________________

5)	Total fee paid:

__________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

__________________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:

__________________________________________________________________________________

3)	Filing Party:

__________________________________________________________________________________

4)	Date Filed:

__________________________________________________________________________________

Shareholder Name

Address 1

Address 2

Address 3

EXTREMELY IMPORTANT

Re: Quantified Funds/The Gold Bullion Strategy Fund

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter affecting the above-listed Fund. This matter pertains to an important operating initiative for the Fund which requires your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time, and there is no confidential information required.

Please contact us toll-free at 1-888-567-1626 between 9:00 a.m. and 10:00 p.m. Eastern Monday through Friday or 10:00 a.m. and 6:00 p.m. Eastern Saturday. Please respond by July 22, 2019. At the time of the call, please reference the number listed below.

Thank you in advance for your participation.

Best regards,

Catherine Ayers-Rigsby, President

Advisors Preferred, LLC

Advisors Preferred, LLC serves as Advisor to the Quantified and Gold Bullion Strategy Funds, distributed by Ceros Financial Services, Inc., Member FINRA/SIPC.  Advisors Preferred and Ceros are commonly held affiliates.  Flexible Plan Investments, LTD serves as the Funds’ Subadvisor and is not affiliated with the Advisor or Distributor.

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Advisors Preferred Trust

Endeavor Letter Script

(2nd Adjournment)

Good (morning, afternoon, evening). Thank you for calling the Advisors Preferred Trust proxy voting line. My name is (AGENT’S FULL NAME). How can I help you?

(Pause For Response)

Endeavor Letter:

Can I please have the ID number located on the bottom of the letter you received?

--------Locate and verify account --------

The reason for the letter was to confirm that you have received the proxy material for the Special Meeting of Shareholders now scheduled for July 26, 2019. The Meeting was originally scheduled to take place on May 31, 2019, but has been adjourned twice due to a lack of shareholder participation.

Our records indicate that there is no vote recorded for your position. Your Board is recommending a vote “In Favor” of the proposals.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Advisors Preferred Trust before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)